                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               January 24, 2000
               Date of Report (Date of earliest event reported)



                                  ONEOK, Inc.
            (Exact name of registrant as specified in its charter)


          Oklahoma                     1-2572             73-1520922
(State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)            File Number)      Identification No.)


                       100 West Fifth Street; Tulsa, OK
                   (Address of principal executive offices)


                                     74103
                                  (Zip code)


                                (918) 588-7000
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)
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Items 1 - 4.   Not Applicable.
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Item 5.        Other Events.
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     On January 18, 2000, ONEOK, Inc. ("ONEOK") received a letter (the
"Southwest Letter") from Michael O. Maffie, President and Chief Executive Officer of Southwest Gas Corporation ("Southwest Gas"), taking the position that ONEOK had breached its previously announced Agreement and Plan of Merger (the "Merger Agreement") with Southwest Gas and demanding that the breach be cured.

     On January 21, 2000, ONEOK sent a letter (the "ONEOK Letter") denying that it was in breach of the Merger Agreement. In the ONEOK Letter, ONEOK also advised Southwest Gas of ONEOK's election to terminate the Merger Agreement under Section 8.1(b) of the Merger Agreement because of the fact that the conditions to closing under the Merger Agreement were not fulfilled or capable of being fulfilled on the first anniversary of the Merger Agreement.

     On January 21, 2000, ONEOK also filed a complaint in Federal District Court in Tulsa, Oklahoma asking the Court to declare that under the terms of the Merger Agreement, ONEOK has properly terminated the Agreement.

     On January 21, 2000, the Company also filed a notice of withdrawal of its application before the Arizona Corporation Commission asking for authorization to implement the Merger Agreement.


Items  6-7.    Not Applicable.
-----------    --------------

Items  8-9.    Not Applicable.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 24/th/ day of January 2000.



                                         ONEOK, Inc.

                                    By:  Jim Kneale
                                         _____________________________________
                                         Jim Kneale
                                         Vice President, Chief Financial
                                         Officer, and Treasurer